                                                                    Exhibit 4.18


                                  SIXTH AMENDMENT TO
                             FOURTH AMENDED AND RESTATED
                           LIMITED PARTNERSHIP AGREEMENT OF
                                FIRST INDUSTRIAL, L.P.

    As of August 29, 1997, the undersigned, being the sole general partner of First Industrial, L.P. (the "PARTNERSHIP"), a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act and pursuant to the terms of that certain Fourth Amended and Restated Limited Partnership Agreement, dated June 6, 1997 (as amended by the first amendment thereto dated June 20, 1997, the second amendment thereto dated June 30, 1997, the third amendment thereto dated July 18, 1997, the fourth amendment thereto dated July 31, 1997 and the fifth Amendment thereto dated August 1, 1997, collectively, the "PARTNERSHIP AGREEMENT"), does hereby amend the Partnership Agreement as follows:

    Capitalized terms used but not defined in this Sixth Amendment shall have the same meanings that are ascribed to them in the Partnership Agreement.

    1. ADDITIONAL LIMITED PARTNERS. The Persons identified on SCHEDULE 1 hereto are hereby admitted to the Partnership as Additional Limited Partners owning the number of Units and having made the Capital Contributions set forth on such SCHEDULE 1. Such persons hereby adopt the Partnership Agreement. The General Partner hereby consents to the assignment of the Units of the Additional Limited Partners identified as transferors on SCHEDULE 2 hereto to the parties identified as transferees and in the amounts set forth on such SCHEDULE 2, and to the admission to the Partnership as Substituted Limited Partners of such transferees, and such transferees are hereby admitted to the Partnership as Substituted Limited Partners.

    2. SCHEDULE OF PARTNERS. EXHIBIT 1B to the Partnership Agreement is hereby deleted in its entirety and replaced by EXHIBIT 1B hereto which identifies the Partners following consummation of the transactions referred to in Section 1 hereof.

    3. PROTECTED AMOUNTS. In connection with the transactions consummated pursuant to that certain Contribution Agreement (the "CONTRIBUTION AGREEMENT"), dated June 30, 1997, by and between FR Acquisitions, Inc., a Maryland corporation (it having assigned its entire right, title and interest in and to the Contribution Agreement to the Partnership), and the other parties listed on the signature pages of the Contribution Agreement, certain Protected Amounts are being established for the Additional Limited Partners admitted pursuant to this Sixth Amendment, which Protected Amounts are reflected on EXHIBIT 1D attached hereto and shall be incorporated as part of EXHIBIT 1D of the Partnership Agreement.

    4. RATIFICATION. Except as expressly modified by this Sixth Amendment, all of the provisions of the Partnership Agreement are affirmed and ratified and remain in full force and effect.

    IN WITNESS WHEREOF, the undersigned has executed this Sixth Amendment as of the date first written above.

                                  FIRST INDUSTRIAL REALTY TRUST, INC.,
                                  as sole general partner of the Partnership


                             By:  /s/ Michael Havala
                                 ------------------------------------
                                  Name:  Michael Havala
                                        -----------------------------
                                  Title:  Chief Financial Officer
                                         ----------------------------

                                      EXHIBIT 1B

                                 SCHEDULE OF PARTNERS
                                 --------------------


GENERAL PARTNER                                  NUMBER OF UNITS

First Industrial Realty Trust, Inc.                   30,151,117


LIMITED PARTNERS                                 NUMBER OF UNITS

Daniel R. Andrew, TR of the Daniel R.
Andrew Trust UA Dec 29 92                                137,489

Charles T. Andrews                                           754

BK Columbus Venture                                       24,789

Michael W. Brennan                                         7,587

Henry D. Bullock & Terri D. Bullock &
Shawn Stevenson TR of the Bullock Childrens
Education Trust UA Dec 20 94, FBO Benjamin
Dure Bullock                                                 770

Henry D. Bullock & Terri D. Bullock &
Shawn Stevenson TR of the Bullock Childrens
Education Trust UA Dec 20 94, FBO Christine
Laurel Bullock                                               770

Henry D. Bullock & Terri D. Bullock TR of
the Henry D. & Terri D. Bullock Trust
UA Aug 28 92                                              12,551

Edward Burger                                              9,261

Jan Burman                                                18,653

Susan  Burman                                            523,155

Perry C. Caplan                                            1,388

Charles S. Cook and Shelby H. Cook, tenants
in the entirety                                              634

LIMITED PARTNERS                                  NUMBER OF UNITS

George L. Cramer, Jr.                                      2,262

Michael G. Damone, TR of the Michael
G.Damone Trust UA Nov 4 69                               144,296

Robert L. Denton                                           6,286

W. Allen Doane TR of the W. Allen
Doane Trust UA May 31, 91                                  4,416

Timothy Donohue                                            2,000

Darwin B. Dosch                                            1,388

Charles F. Downs                                           1,508

Danielle Draizin                                           6,538

Heather Draizin                                            6,538

Jason Draizin                                             13,078

Judith Draizin                                           331,742

Joseph Dresner                                           149,531

Ethel Road Associates, a New Jersey
limited partnership                                       29,511

Farlow Road Associates Limited Partnership                 2,751

Fitz & Smith Partnership                                   3,410

Fourbur Co., L.L.C.                                       27,987

Fourbur Family Co., L.P.                                  50,478

Gamma Three Associates Limited Partnership,
a New Jersey limited partnership
                                                           3,338

Dennis G. Goodwin and Jeannie L. Goodwin,
tenants in the entirety                                    6,166

LIMITED PARTNERS                                  NUMBER OF UNITS

Clay Hamlin & Lynn Hamlin JT TEN WROS                     15,159

Henry E. Dietz Trust UA Jan 16 81                         36,476

Highland Associates Limited Partnership                   69,039

Robert W. Holman Jr.                                     150,134

Holman/Shidler Investment Corporation                     22,079

Steven B. Hoyt                                           220,000

Internal Investment Company                                3,016

Frederick K. Ito                                           3,880

The Jack Friedman Revocable Living Trust
dated March 23, 1978                                      26,005

Jayeff Associates Limited Partnership,
a New Jersey limited partnership                          16,249

Michael W. Jenkins                                         3,831

Jernie Holdings Corp.                                    180,499

John E. de Blockey, TR of the John E.
De B Blockey Trust                                         8,187

Thomas J. Johnson, Jr. and Sandra L. Johnson,
tenants in the entirety                                    2,142

Nourhan Kailian                                            2,183

Peter Kepic                                                9,261

Lambert Investment Corporation                            13,606

Paul T. Lambert                                           39,737

Constance Lazarus                                        417,961

LIMITED PARTNERS                                  NUMBER OF UNITS

Jerome Lazarus                                            18,653

LGR Investment Fund Ltd                                   22,556

Malcolm Properties, L.L.C.                                25,342

Shidler Equities LP                                      254,541

Duane  Lund                                                  617

Craig R. Martin                                              754

Eileen Millar                                              2,880

Linda Miller                                               2,000

The Milton Dresner Revocable Trust dated
October 22, 1976                                         149,531

Montrose Kennedy Associates, a New Jersey
general partnership                                        4,874

Peter Murphy                                              56,184

Anthony Muscatello                                        81,654

Joseph Musti                                               1,508

Dean A. Nachtigall                                        10,076

New Land Associates Limited Partnership,
a New Jersey limited partnership                           1,664

North Star Associates Limited Partnership                 19,333

Arden O'Connor                                            63,845

Peter O'Connor                                            66,181

Eduardo Paneque                                            2,000

Partridge Road Associates Limited Partnership              2,751

LIMITED PARTNERS                                  NUMBER OF UNITS

R.C.P. Associates, a New Jersey limited
partnership                                                3,060

Jack F. Ream                                               1,071

Glenn C. Rexroth & Linda A. Rexroth                        2,142

James C. Reynolds                                         38,697

Andre G. Richard                                           1,508

Edward C. Roberts and Rebecca S. Roberts,
tenants in the entirety                                    8,308

W.F.O. Rosenmiller                                           634

Edward Jon Sarama                                            634

Shadeland Associates Limited Partnership                  42,976

Shadeland Corporation                                      4,442

Jay H. Shidler                                            65,118

Jay H. Shidler & Wallette A. Shidler TEN ENT               1,223

Michael B. Slade                                           2,829

David W. Smith, and Doris L. Smith,
tenants in the entirety                                      754

Gary L. Smith and Joyce A. Smith,
tenants in the entirety                                    1,508

Kevin Smith                                               13,571

South Broad Company, a New Jersey
limited partnership                                       72,421

South Gold Company, a New Jersey
general partnership                                       53,000

LIMITED PARTNERS                                  NUMBER OF UNITS

SRS PARTNERSHIP                                            2,142


Robert Stein                                              56,778

S. Larry Stein                                            56,778

Jonathan Stott                                           130,026

Suburban Roseland Associates, a Limited
Partnership, a New Jersey limited
partnership                                                3,002

Thelma C. Gretzinger Trust                                   450

Michael T. Tomasz                                         23,868

Barry L. Tracey                                            2,142

Mark S. Whiting                                           25,206

Worlds Fair Associates, a New  Jersey
general partnership                                        6,134

The Worlds Fair Office Associates, a
New Jersey general partnership                             3,343

Worlds Fair Partners Limited Partnership,
a New Jersey limited partnership                           1,664

Worlds Fair III Associates, a New Jersey
limited partnership                                       14,094

The Worlds Fair V Associates, a New
Jersey general partnership                                 3,340

The Worlds Fair 25 Associates, a Limited
Partnership, a New Jersey limited partnership             13,677

Van Brunt Associates, a New Jersey
limited partnership                                       39,370

Punia Company, L.L.C.                                      1,995

LIMITED PARTNERS                                  NUMBER OF UNITS

Princeton South at Lawrenceville One,
a New Jersey limited partnership                           4,426

Princeton South at Lawrenceville, L.L.C.,
a New Jersey limited liability company                     4,692

                                      EXHIBIT 1D

                                  PROTECTED AMOUNTS
                                  -----------------

Princeton South at Lawrenceville                   $ 5,267,344
One, a New Jersey limited partnership

                                                                      SCHEDULE 1

   Additional
Limited Partners                       Number of Units     Capital Contribution
----------------                       ---------------     --------------------

Princeton South at Lawrenceville            6,421               $191,282.31
One, a New Jersey limited partnership

South Broad Company, a New Jersey               49,887             $1,499,104.35
limited partnership

Princeton South at Lawrenceville,                4,692                    N/A
L.L.C., a New Jersey limited liability
company

                                                                      SCHEDULE 2

  Transferror                     New Holder          Units     Capital Account
  -----------                     ----------          -----     ---------------


Princeton South at                Punia Company, L.L.C.,
Lawrenceville One, a         a New Jersey limited
New Jersey limited                liability company
partnership                                           1,995        $59,431.05